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                                                                    EXHIBIT 23.1


                                                                 (ANDERSEN LOGO)


CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our report included in this registration statement and to the incorporation by reference in this registration statement of our report dated February 1, 2001, included in Coventry Health Care, Inc.'s Form 10-K for the year ended December 31, 2000, and to all references to our Firm included in this registration statement.


                                            Arthur Andersen LLP

Baltimore, Maryland,
February 25, 2002